Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Directors of

Delta Seaboard International, Inc.
Kemah, Texas

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 31, 2011, relating to the balance sheets of Delta Seaboard International, Inc. as of December 31, 2010 and 2009 and the related statements of operations, changes in stockholders’ equity and cash flows for the years then ended appearing in the Annual Report on Form 10-K.

/s/ GBH CPAs, PC

GBH CPAs, PC

www.gbhcpas.com

Houston, Texas
April 12, 2011